UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2016

FIRSTMERIT CORPORATION

(Exact Name of Registrant Specified in Charter)

Ohio	001-11267	34-1339938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 996-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 29, 2016, Huntington Bancshares Incorporated (“Huntington”) received the approval from the Board of Governors of the Federal Reserve System to consummate the transactions contemplated by the Agreement and Plan of Merger, dated as of January 25, 2016, by and among Huntington, FirstMerit Corporation (“FirstMerit”) and West Subsidiary Corporation, a direct, wholly owned subsidiary of Huntington (“Merger Sub”), which provides for, among other things, the merger of Merger Sub with and into FirstMerit, with FirstMerit as the surviving corporation, and the subsequent merger of FirstMerit with and into Huntington, with Huntington as the surviving corporation.

The merger is expected to be completed in the third quarter of 2016, subject to the satisfaction of customary closing conditions, including the approval of the bank merger from the Office of the Comptroller of the Currency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION

Date: July 29, 2016	By:	/s/ Carlton E. Langer
		Name:	Carlton E. Langer
		Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary